UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

MABCURE INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-141131
(Commission File Number)

20-4907813
(IRS Employer Identification No.)

760 Parkside Avenue # 208
Brooklyn, NY 11226
(Address of principal executive offices and Zip Code)

(914) 595-6342
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Gad Berdugo

     On June 2, 2011, Mr. Gad Berdugo resigned from the Board of Directors of the Company for personal reasons. Mr. Berdugo did not serve on any committees of the Board of Directors. The resignation was not the result of any disagreement with the Company relating to the Company’s operations, policies, or practices.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABCURE INC.
(Registrant)

By:	/s/ Dr. Amnon Gonenne
Dr. Amnon Gonenne
President and Chief Executive Officer

Date: June 6, 2011